MICROELECTRONICS TECHNOLOGY COMPANY


     FORM 8-K
( Current report filing )


Filed 10/06/09 for the Period Ending 10/06/09


Telephone	(8610) 5921-2300

CIK		0001329136

Symbol		MELY

SIC Code	1000 - Metal Mining

Industry	Gold & Silver

Sector		Basic Materials

Fiscal Year	06/30





UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report ( Date of Earliest Event Reported ) : October 6, 2009

	MICROELECTRONICS TECHNOLOGY COMPANY
( Exact name of registrant as specified in its charter )

	Nevada
( State or Other Jurisdiction of Incorporation )

	333 - 130767
( Commission File Number )

	N/A
( I. R. S. Employer Identification No. )

8th floor, MeiLinDaSha, Ji 2, GongTi Road, East, Beijing, China 10027 ( Address of principal executive offices, including zip code. )

	(8610) 5921-2300
( Registrant's Telephone Number, Including Area Code )

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CRF 240.14d-2(b) )

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CRF 240.13e-4(c) )




Item 5.03 Amendments to Articles of Incorporation or
Bylaws; Change in Fiscal Year

On August 31, 2009, the Company filed a certificate of amendment to the Company's Articles of Incorporation with the Secretary of State of the State of Nevada to (i) change its name from China YouTV Corp. to Microelectronics
Technology Company and (ii) give notice that the Company intends to effect a 1 for 1,000 reverse stock split.

The Company announce that the 1 for 1,000 reverse stock split (the "Reverse Split") which was approved by the Company's board of Directors on August 31, 2009 will become effective at the close of business on October 6, 2009 (the
"Effective Date"). October 6, 2009 will also be the record date for the Reverse Split.

Upon effectiveness of the 1 for 1,000 reverse stock split, all issued and outstanding shares, as of the effective date, shall be consolidated to the extent that the issued and outstanding shares of Common Stock shall be reduced from 100,060,000 prior to the reverse split to 100,060 following the reverse stock split. No fractional shares shall be issued. In lieu of issuing fractional shares, the Company will issue to any stockholder who otherwise would have been entitled to receive a fractional share as a result of the reverse stock split an additional full share of its Common Stock.

In addition, effective October 6, 2009, the Company's quotation symbol on the Over-the-Counter Bulletin Board and Pink Sheets were changed from CYTV to MELY.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

			 Microelectronics Technology Company

		By :  /s/  Michael Lee
			   ------------
		           Michael Lee
			Secretary & Director
October 6, 2009